Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Genprex, Inc.

Austin, Texas

We hereby consent to the use of our report dated March 29, 2019, on the financial statements of Genprex, Inc. for the years ended December 31, 2018 and 2017, included herein on this Annual Report on Form 10-K of Genprex, Inc.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

March 29, 2019

{01368/0005/00217770.1}